Exhibit 32

FNB UNITED CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of FNB United Corp. (the “Company”) certify that the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 23, 2011	/s/ R. LARRY CAMPBELL
R. Larry Campbell
Chief Executive Officer

Dated: May 23, 2011	/s/ MARK A SEVERSON
Mark A. Severson
Chief Financial Officer

*	This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.